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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)              March 21, 2002
                                                               March 19, 2002


                              TORCHMARK CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                    1-9052                   63-0780404
      (State or other         (Commission File No.)     (I.R.S. Employer ID No.)
       jurisdiction
     of incorporation)


               2001 Third Avenue South, Birmingham, Alabama 35233
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (205) 325-4200


                                      None
          (Former name or former address, if changed since last report)



                            Index of Exhibits page 2.

                   Total number of pages in this report is 3.

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Item 5.  Other Events and Regulation FD Disclosure.
---------------------------------------------------

On March 19, 2002, a jury in Jefferson County, Alabama Circuit Court awarded $50 million compensatory damages to Torchmark Corporation's (Torchmark) subsidiary, United Investors Life Insurance Company (United) against Waddell & Reed Financial Inc. and four other Waddell & Reed affiliates (Waddell) in United
                                                                     ------
Investors Life Insurance Company v. Waddell & Reed Financial, Inc., et al, Case
--------------------------------------------------------------------------
No. CV 00-2720. Waddell is a former subsidiary of Torchmark that was spun off to shareholders in 1998 following an initial public offering. Waddell is also a former distributor of United's variable annuity and life insurance products.

The lawsuit arose out of a dispute with Waddell concerning whether Waddell was entitled to certain compensation on United's in-force block of variable annuity business and also involved an alleged scheme by Waddell to orchestrate a mass replacement, by improper and unlawful means, of United's variable annuity policies with policies issued by Nationwide Life and Annuity Insurance Company in an aggregate amount exceeding $650 million. Waddell filed counterclaims against United as well as against Torchmark and a former Torchmark executive. The counterclaims against Torchmark and its former executive were later dismissed and Waddell's remaining counterclaims were rejected by the jury. United's claims for additional injunctive relief prohibiting unlawful future policy replacements by Waddell remain to be decided by the Circuit Court.

Item 7.  Financial Statement and Exhibits.
------------------------------------------

(a)  Financial Statements of businesses acquired.
     Not applicable.

(b)  Pro forma financial information.
     Not applicable.

(c)  Exhibits.

     None.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  TORCHMARK CORPORATION


Date:  March 21, 2002                            /s/ Carol A. McCoy
                                         --------------------------------------
                                         Carol A. McCoy,
                                         Vice President, Associate Counsel and
                                         Secretary

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